Exhibit 23.2

March 27, 2008

Reef Global Energy IV, L.P.
1901 N Central Expy Suite 300
Richardson TX 75080

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

Gentlemen:

As independent petroleum engineers, Gleason Engineering hereby consents to the incorporation by reference in the Annual Report on Form 10-K of Reef Global Energy IV, L.P. of information from our reserve report dated March 24, 2008 and entitled “Estimate of Reserves and Future Revenues to Reef Global Energy IV, L.P. in Certain Oil and Gas Properties located in the United States as of December 31, 2007, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Reef Global Energy IV, L.P. Annual Report on Form 10-K for the year ended December 31, 2007.

Yours very truly,
Gleason Engineering

/s/ Dennis M. Gleason
Dennis M. Gleason, P.E. President and Owner

GLEASON ENGINEERING

4621 South Cooper: Suite 131-343
Arlington, Texas

(617) 271-2148 * fax (617) 472-0522

www.gleason-eng.com